Exhibit 12(a)(1)

K&L Gates LLP State Street Financial Center One Lincoln Street Boston, MA 02111-2950 T 617.261.3100 www.klgates.com

May 17, 2021

VIA EDGAR

Division of Investment Management

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE:	John Hancock Investment Trust (the “Trust”) Registration Statement on Form N-14 (File No. 333-239602)

Ladies and Gentlemen:

We consent to the filing of our tax opinion as an exhibit to the Registration Statement on Form N-14 of the Trust to be filed with the Securities and Exchange Commission on or about May 17, 2021.

Very truly yours,

/s/ K&L Gates LLP
K&L Gates LLP